                               POWER OF ATTORNEY

Know all by  these presents that  the undersigned, does  hereby make, constitute and appoint each of Aisha Barbeau, Pamela Burke and Lindsay Gray, or any one  of
them, as a true and lawful attorney-in-fact of the undersigned with full  powers of substitution  and revocation,  for and  in the  name, place  and stead of the undersigned (in the undersigned's  individual capacity), to execute  and deliver such forms that the undersigned may be required to file with the U.S. Securities and  Exchange  Commission as  a  result of  the  undersigned's ownership  of  or transactions  in securities  of Grocery  Outlet Holding  Corp. (i)  pursuant to
Section 16(a)  of the  Securities Exchange  Act of  1934, as  amended, including without limitation,  statements on  Form 3,  Form 4  and Form  5 (including  any amendments  thereto) and  (ii) in  connection with  any applications  for EDGAR access codes, including  without limitation the  Form ID. The  Power of Attorney shall  remain  in full  force  and effect  until  the undersigned  is  no longer required to file  Forms 3, 4  and 5 with  regard to his  or her ownership  of or transactions  in  securities of  Grocery  Outlet Holding  Corp.,  unless earlier revoked  in writing.  The undersigned  acknowledges that  Aisha Barbeau,  Pamela
Burke   and  Lindsay   Gray  are   not  assuming   any  of   the  undersigned's
responsibilities to  comply with  Section 16  of the  Securities Exchange Act of
1934, as amended.

                                        By:  /s/ Gail Moody-Byrd
                                             ----------------------------------
                                        Name: Gail Moody-Byrd

                                        Date: 01/26/2021